QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.35

CONSENT AND AGREEMENT

        Consent And Agreement (this "Agreement") dated December 13, 2002 (the "Effective Date") is made by and among American Cyanamid Company, 5 Giralda Farms, Madison, New Jersey 07940 ("ACY"), and Neurocrine Biosciences, Inc., 10555 Science Center Drive, San Diego, California 92121 ("Neurocrine"), and DOV Pharmaceutical, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601 ("DOV"). ACY, Neurocrine and DOV may each be referred to herein individually as a "Party" and collectively as the "Parties".

        WHEREAS, DOV and ACY entered into a License Agreement dated May 29, 1998 (as amended from time to time, the "License Agreement") pursuant to which DOV was granted an exclusive license from ACY to the compound designated as CL 285,489 (the "Compound");

        WHEREAS, DOV and Neurocrine entered into a Sublicense Agreement dated June 30, 1998 (as amended from time to time, the "Sublicense Agreement") pursuant to which DOV sublicensed to Neurocrine its rights under the License Agreement in the Patent Rights and Know-How (each as defined in the Sublicense Agreement) to, among other things, make and sell the Licensed Product (as defined in the Sublicense Agreement).

        WHEREAS, Neurocrine desires to further sublicense the rights sublicensed to it under the Sublicense Agreement;

        WHEREAS, Neurocrine and DOV would now like to amend the Sublicense Agreement, and ACY and DOV would now like to amend the License Agreement.

        NOW THEREFORE in consideration of the foregoing, the promises, mutual covenants and obligations set forth below, and other good and valuable consideration, the Parties agree as follows.

1.    LICENSE AGREEMENT.

  1.1
  Status of License Agreement. As of the Effective Date of this Agreement, each of ACY and DOV represents and warrants that the License Agreement is in full force and effect. ACY acknowledges that it has consented to DOV's entry into the Sublicense Agreement and that ACY's right of first refusal as set forth in Section 4.1 of the License Agreement does not apply to any additional sublicense agreements or the DOV Standby License (as defined below).

  1.2
  Amendment to Section 1.8. Section 1.8 of the License Agreement is hereby amended to read as follows:

  1.8
  "Net Sales" means the gross amount invoiced for the Marketed Product sold by DOV and/or its Affiliates or its sublicensees (including any further sublicensees) less:

  (a)
  transportation charges or allowances, if any, included in such price;

  (b)
  trade, quantity or cash discounts, service allowances and broker's or agent's commissions, but not salaries, commissions, bonuses or other incentive pay to in-house sales or other personnel, if any, allowed or paid;

  (c)
  credits or allowances, if any, given or made on account of price adjustments, returns, bad debts, off-invoice promotional discounts, rebates, and any or all federal, state or local government rebates whether in existence now or enacted at any time during the term of the Agreement (e.g., HCFA or Medicaid rebates), recalls, or destruction requested or made by an appropriate government agency; and

  (d)
  any tax, excise or governmental charge upon or measured by the sale, transportation, delivery or use of the Marketed Product,

              provided, however, that in no event shall Net Sales be less than eighty percent (80%) of gross amount invoiced for the Marketed Product.

              In the case of discounts on "bundles" of products which include the Marketed Product, DOV, its Affiliates and its sublicensees (including further sublicensees) may, with notice to ACY, calculate Net Sales as set forth above discounting the bona fide list price of the Marketed Product by the average percentage discount of all products of the selling party and/or its Affiliates or sublicensees in a particular "bundle", calculated as follows:

Average percentage
discount on a	= (1-A/B) × 100
particular "bundle"

              where A equals the total discounted price of a particular "bundle" of products, and B equals the sum of the undiscounted bona fide list prices of each unit of every product in such "bundle". DOV shall provide ACY documentation, reasonably acceptable to ACY, establishing such average discount with respect to each "bundle". Where the Marketed Product is also sold other than in bundled form, the average discount as calculated above shall be applied to the undiscounted list price of the Marketed Products in the "bundle". If the Marketed Product is not sold separately and no bona fide list price exists for the Marketed Product, the parties shall negotiate in good faith an imputed list price for the Marketed Product, and the average discount as calculated above with respect thereto shall be applied to such imputed list price.

  1.3
  Amendment to Section 6.5. Section 6.5 of the License Agreement is hereby amended to read as follows:

              6.5 DOV shall keep and shall obligate its sublicensees to keep accurate and complete records of all sales of Marketed Product in accordance with generally accepted accounting principles and practices. In any agreement between DOV and a third party, DOV shall obligate such third party to allow routine audits by ACY of such third party's records relating to the Marketed Product and shall further require such third party to likewise obligate any additional third party that enters into an agreement with the third party relating to the Marketed Product to allow routine audits by ACY of such additional third party's records relating to the Marketed Product. ACY, no more than one time per calendar year for each of DOV or any third party so audited, may conduct, at its own expense, at reasonable times during normal business hours, through an accountant designated by ACY and acceptable to DOV (and its sublicensees and their sublicensees, as appropriate), an audit of the accounts contemplated above, as well as any supporting instruments and documents, and may make copies of and extracts from such records for the sole purpose of ascertaining or verifying the correctness of the amounts remitted by DOV hereunder. Such accountant shall be required by DOV or any sublicensee to enter into a reasonably acceptable confidentiality agreement, and in no event shall such accountants disclose to ACY or DOV any information other than information relating to or supporting the accuracy of the payments due from DOV hereunder (and, except to the extent necessary to support sales data using bundles, in no event information that relates to products other than the Marketed Product). Each such audit shall be limited to the records and accounts pertaining to the year on which the audit is conducted and the immediately preceding 5 calendar years. Results in the form of a report of such audit shall be made available by ACY to DOV and to any third party that is the subject of the audit. Should such audit reveal any discrepancies between reports made by DOV or its sublicensees and the audit exceeding 5% in favor of DOV or any third party that is audited, then DOV shall pay in full the costs of such audit requested by ACY; otherwise, ACY shall bear the costs in full for the audit of the records of DOV, its Affiliates, or its sublicensees. In the event DOV, its Affiliates or sublicensees (including further sublicensees) conducts an audit of any sublicensee selling the Marketed Product, DOV shall provide or shall cause such Affiliate or sublicensee to provide to ACY a copy of each audit report generated in connection therewith.

2.    SUBLICENSE AGREEMENT.

  2.1
  Status of Sublicense Agreement. As of the Effective Date of this Agreement, each of DOV and Neurocrine represent and warrant to each other that the Sublicense Agreement is in full force and effect.

  2.2
  Amendment of Section 1.10. Section 1.10 of the Sublicense Agreement, is hereby amended to read as follows:

  1.10
  "Net Sales" means the gross amount invoiced for the Licensed Product sold by Neurocrine or its Affiliate or its sublicensees (including any further sublicensees) less:

  (a)
  transportation charges or allowances, if any included in such price;

  (b)
  trade, quantity or cash discounts, service allowances and broker's or agent's commissions, but not salaries, commissions, bonuses or other incentive pay to in-house sales or other personnel, if any, allowed or paid;

  (c)
  credits or allowances, if any, given or made on account of price adjustments, returns, bad debts, off-invoice promotional discounts, rebates, and any or all federal, state or local government rebates whether in existence now or enacted at any time during the term of the Agreement (e.g., HCFA or Medicaid rebates), recalls, or destruction requested or made by an appropriate government agency; and

  (d)
  any tax, excise of governmental charge upon or measured by the sale, transportation, delivery or use of the Licensed Product;

      provided, however, that in no event shall Net Sales of the Licensed Product be less than eighty percent (80%) of gross amount invoiced for the Licensed Product.

      In the case of discounts on "bundles" of products which include the Licensed Product, Neurocrine, its Affiliates or sublicensees (including, further sublicensees) may, with written notice to DOV and ACY calculate Net Sales as set forth above after discounting the bona fide list price of the Licensed Product by the average percentage discount of all products of the selling party and/or its Affiliates or sublicensees in a particular "bundle", calculated as follows:

Average percentage
discount on a	= (1-A/B) × 100
particular "bundle"

              where A equals the total discounted price of a particular "bundle" of products, and B equals the sum of the undiscounted bona fide list prices of each unit of every product in such "bundle". The selling party shall provide DOV and ACY documentation, reasonably acceptable to DOV, establishing such average discount with respect to each "bundle". Where the Licensed Product is also sold other than in bundled form, the average discount as calculated above shall be applied to the undiscounted list price of the Licensed Product in the "bundle". If the Licensed Product in a "bundle" is not sold separately and no bona fide list price exists for such product or the Licensed Product, DOV and Neurocrine shall negotiate in good faith an imputed list price for the Licensed Product, and the average discount as calculated above with respect thereto shall be applied to such imputed list price.

  2.3
  Amendment of Section 1.18. Section 1.18 of the Sublicense Agreement is amended to change the defined term Licensed Product to read "Licensed Product" or "Marketed Product."

  2.4
  Amendment of Article 1. Article 1 of the Sublicense Agreement is amended by adding to the end thereof the following as new Section 1.19:

  1.19
  "Commercially Reasonable Efforts" shall mean efforts and resources commonly used by a reasonable pharmaceutical company for a product owned by it or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential taking into account efficacy, safety, regulatory authority approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood or regulatory approval given the regulatory structure involved, the profitability of the product, alternative products and other relevant factors.

  2.5
  Amendment of Section 3.4. Section 3.4 of the Sublicense Agreement is hereby amended to read as set forth below:

  3.4
  Neurocrine shall use Commercially Reasonable Efforts to develop and commercialize the Marketed Product in all countries of the Territory. In addition to the foregoing, if, prior to regulatory approval of a Licensed Product in the United States (a) Neurocrine terminates the R&D Program or halts all or otherwise fails to conduct R&D Program activities directed toward development of the Marketed Product for approval in the United States for a period of 6 months or longer in the United States (for reasons other than regulatory constraints), DOV shall have the right to terminate this Agreement within the entire Territory, effective upon Neurocrine's receipt of written notice of termination from DOV and (b) if Neurocrine terminates the R&D Program with respect to any country or otherwise fails to conduct any development activities directed to any country, DOV may provide notice to Neurocrine and Neurocrine will thereafter have 6 months to present to DOV a commercially reasonable plan for development activities with respect to such country. If Neurocrine fails within 30 days to notify DOV that it intends to present such a plan or fails to present such a plan to DOV, DOV shall have the right to terminate this Agreement with respect to such country effective upon 30 days notice. In such event, DOV will be entitled to any payments previously paid to, or which have accrued to DOV.

  2.6
  Amendment of Section 5.2. Section 5.2 of the Sublicense Agreement is hereby amended by adding the following at the end of Section 5.2: "The parties acknowledge and agree that the Patent Rights and Know-How licensed pursuant to this Agreement justify royalty rates of differing amounts with respect to sales of Licensed Products, which rates could be applied separately to in respect of the exercise of such Patent Rights and/or the incorporation of such Know-How, and that, if such royalties were calculated separately, royalties relating to Patent Rights and royalties relating to Know-How would last for different terms. Notwithstanding the foregoing, the parties have determined, for reasons of convenience, that blended royalty rates for the Patent Rights and the Know-How licensed hereunder, as set forth above, will apply during a single royalty term, subject to adjustment only as set forth above in this Section 5.2."

3.    SUBLICENSES AND STANDBY LICENSES.

  3.1
  Additional Sublicenses. In the event Neurocrine grants to any third party (a "Neurocrine Sublicensee") a sublicense of any of the rights granted to it under the Sublicense Agreement or such rights are further sublicensed by any Neurocrine Sublicensee or their sublicensees, Neurocrine shall provide to each of DOV and ACY or shall cause to be provided to each of DOV and ACY a copy of each agreement in which any such sublicense is granted which copy may be redacted (with good cause shown including a statement of the nature of the redaction) with respect to certain information confidential to the Neurocrine Sublicensee but which will be complete and accurate with respect to provisions regarding the license of the Patent Rights and Know-How, the development or commercialization of the Licensed Product (as such term is defined in the Sublicense Agreement), calculation of payments in respect to Patent Rights and Know-How including fees, milestones and royalty payments (but not FTE rates for development activities or detail costs included in sales force expenses,) and diligence requirements of the Neurocrine Sublicensee, (all of which information shall be held as confidential and used only for the purpose of this Agreement) (each an "Additional Sublicense Agreement"), within ten (10) business days after such Additional Sublicense Agreement is signed by the parties thereto. Any such sublicense shall require the prior written approval of each of DOV and ACY, provided, however, such approval shall not be required where the sublicensee is any of the following large pharmaceutical companies and their wholly owned subsidiaries: Abbott Laboratories, Asahi Kasei Corporation, Aventis Pharmaceuticals, Inc., Bristol-Myers Squibb Company, GlaxoSmithKline, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Novartis Pharma AG, Pfizer Inc., Takeda Chemical Industries, Ltd., Yamanouchi Pharmaceutical Co., Ltd. (each, an "Approved Sublicensee"). Neurocrine shall be responsible for and shall guarantee the performance of each Neurocrine Sublicensee to whom a sublicense is granted. Neurocrine, upon ACY's or DOV's request, shall execute and deliver to each of ACY and DOV, a written document, in form and substance reasonably acceptable to each of ACY and DOV, representing such guarantee.

  3.2
  Standby License to Neurocrine.

  (a)
  If, during the term of the Sublicense Agreement, the License Agreement is terminated or otherwise ceases to be in effect for any reason other than (i) expiration thereof, or (ii) an uncured breach thereof by DOV which results from an act or omission on the part of Neurocrine or any of Neurocrine's Affiliates or Approved Sublicensees which would constitute tortious interference (any such termination of the License Agreement, a "Neurocrine Non-Defaulting Termination Event"), subject to Section 3.2(b) below, ACY hereby grants to Neurocrine a direct license (with ACY assuming the rights and obligations of DOV as licensor) to the Compound and Licensed Product on the same terms and license grant conditions as the Sublicense Agreement (which shall not include any payments made or obligations met by DOV prior to such direct license) including without limitation, a license with respect to Patent Rights and Know-How (as such terms are defined in the Sublicense Agreement) (such license, the "ACY/Neurocrine Standby License"), which license shall be effective immediately (without the need for need for notice to or action by any person) at any time that the License Agreement first terminates for reasons as set forth above in this Section 3.2(a) (such effective time of the ACY/Neurocrine Standby License, the "First Effective Time"). DOV hereby consents to ACY's grant of such a license to Neurocrine, provided that such consent shall not reduce the exclusivity enjoyed by DOV under the ACY Patents and ACY Know-How beyond that which such exclusivity with respect to the Patent Rights and Know-How with respect to the Licensed Product was reduced by DOV's grant of rights to Neurocrine prior to the First Effective Time. Notwithstanding any provision to the contrary in this Article 3, in the event that the sublicense of the Patent Rights and Know-How granted by DOV to Neurocrine under the Sublicense Agreement is terminated by either DOV or Neurocrine, in whole or in part, for any reason, the license granted by ACY to Neurocrine under this Section 3.2(a) shall likewise be automatically terminated to the same extent.

    (b)
    Following the First Effective Time, the continuation of the ACY/ Neurocrine Standby License shall be subject to Neurocrine curing all breaches of the License Agreement that remain uncured and are capable of cure by Neurocrine at the time the License Agreement was terminated within ten (10) business days of the effective date of such termination. If Neurocrine fails to cure all such breaches within such time period, the ACY/Neurocrine Standby License shall automatically be terminated at the end of such ten (10) business day period following notice from ACY and delineation of the uncured breaches, subject to the provisions of this Section 3. Except as set forth above in this Section 3.2(b), the licenses granted by ACY to Neurocrine under Section 3.2(a) above shall be on the terms and conditions set forth in the Sublicense Agreement and ACY shall have all rights previously held by DOV thereunder. Following the First Effective Time and for so long as the ACY/Neurocrine Standby License remains in effect, Neurocrine shall pay directly to ACY all royalty payments under the ACY/Neurocrine Standby License.

    (c)
    As of the First Effective Time, upon the request of either ACY or Neurocrine, each of ACY and Neurocrine shall enter into a separate written agreement reflecting the licenses granted under this Section 3.2 and the terms and conditions set forth in the Sublicense Agreement.

  3.3
  DOV Standby License to an Approved Sublicensee.

  (a)
  If (i) Neurocrine enters into an Additional Sublicense Agreement with an Approved Sublicensee, and (ii) during the term of such Additional Sublicense Agreement the Sublicense Agreement is terminated or otherwise ceases to be in effect for any reason other than (i) expiration thereof, or (ii) an uncured breach thereof by Neurocrine which breach results from an act or omission on the part of any Approved Sublicensee or any of such Approved Sublicensee's Affiliates or sublicensees which would constitute tortious interference (any such termination of the Sublicense Agreement, an "Approved Sublicensee Non-Defaulting Termination Event"), subject to Section 3.3(b) below, DOV hereby grants to such Approved Sublicensee a direct sublicense to the Compound and the Licensed Product on the same terms and conditions as the Sublicense Agreement (which shall not include any payments made or obligations met by Neurocrine prior to such direct license)(including without limitation a license with respect to the Patent Rights and Know-How (as defined in the Sublicense Agreement)) (such license, the "DOV Standby License"), which license shall be effective immediately (without the need for notice to or action by any person) at any time that the Sublicense Agreement first terminates for reasons as set forth above in this Section 3.3(a) (such effective time of the DOV Standby License, the "Second Effective Time"). Neurocrine hereby consents to DOV's grant of such a license to such an Approved Sublicensee, provided that such consent shall not reduce the exclusivity enjoyed by Neurocrine under the Patent Rights and Know-How beyond that which such exclusivity with respect to the Patent Rights and Know-How with respect to the Licensed Product was reduced by Neurocrine's grant of rights to the Approved Sublicensee prior to the Second Effective Time.    Notwithstanding any provision to the contrary in this Article 3, in the event that the sublicense of the Patent Rights and Know-How granted by Neurocrine to an Approved Sublicensee under the Additional Sublicense Agreement is terminated by either Neurocrine the Approved Sublicensee, in whole or in part with respect to any country or countries, for any reason, the license granted by DOV to the Approved Sublicensee under this Section 3.2(a) shall likewise be automatically terminated to the same extent.

    (b)
    Following the Second Effective Time, the continuation of the DOV Standby License shall be subject to the Approved Sublicensee curing all outstanding breaches of the Sublicense Agreement that remain uncured and capable of cure by the Approved Sublicensee at the time the Sublicense Agreement was terminated within ten (10) business days of the effective date of such termination and notice from DOV and delineation of the uncured breaches. If the Approved Sublicensee fails to cure all such breaches within such time period, the license to be granted by DOV to the Approved Sublicensee under Section 3.3(a) above shall automatically be terminated at the end of such ten (10) business day period. Except as set forth above in this Section 3.3(b), the DOV Standby License shall be on the terms and conditions (which shall not include any payments made or obligations met by Neurocrine prior to such direct license) set forth in the Sublicense Agreement and the Approved Sublicensee shall have all of the rights and obligations previously held by Neurocrine thereunder. Following the Second Effective Time and for so long as the DOV Standby License remains in effect, the Approved Sublicensee shall pay directly to DOV all payments and other consideration due under the DOV Standby License. Neurocrine hereby acknowledges and agrees that all amounts paid by the Approved Sublicensee pursuant to the DOV Standby License as well as the amounts referenced in the first sentence of this Section 3.3(b) shall be credited in full against any sums due under the Additional Sublicense Agreement to which the Approved Sublicensee is a party.

  3.4
  ACY Standby License to an Approved Sublicensee.
  (a)
  If (i) Neurocrine enters into an Additional Sublicense Agreement with an Approved Sublicensee, and (ii) during the term of such Additional Sublicense Agreement the ACY/Neurocrine Standby License Agreement is terminated, does not come into existence or otherwise ceases to exist for any reason other than (x) the expiration thereof, or (y) an uncured breach thereof by Neurocrine which breach results from an act or omission on the part of any Approved Sublicensee or any of such Approved Sublicensee's Affiliates or sublicensees which would constitute tortious interference (any such termination of the ACY/Neurocrine Standby License, an "Approved Sublicensee Non-Defaulting Standby Termination Event"), then, subject to Section 3.4(b) below, ACY hereby grants to such Approved Sublicensee a direct license to the Compound and Licensed Product on the same terms as the ACY/Neurocrine Standby License (which shall not include any payments made or obligations met by DOV or Neurocrine prior to such direct license) (including without limitation a license with respect to the Patent Rights and Know-How (as such terms are defined in the Sublicense Agreement)) (such license, the "Second ACY Standby License"), which license shall be effective immediately (without the need for notice to or action by any person) at any time that the ACY/Neurocrine Standby License first terminates, does not come into existence or otherwise ceases to be in effect for reasons as set forth above in this Section 3.4(a) (such effective time of the Second ACY Standby License, the "Third Effective Time").    Neurocrine hereby consents to DOV's grant of such a license to such an Approved Sublicensee, it being understood that such consent shall not reduce the exclusivity with respect to the Patent Rights and Know-How with respect to the Licensed Product enjoyed by Neurocrine under the Patent Rights and Know-How beyond that which such exclusivity was reduced by Neurocrine's grant of rights to the Approved Sublicensee prior to the Second Effective Time. Notwithstanding any provision to the contrary in this Article 3, in the event that the sublicense of the Patent Rights and Know-How granted by Neurocrine to such Approved Sublicensee under the Additional Sublicense Agreement is terminated by either

      Neurocrine or the Additional Sublicensee, in whole or in part with respect to any country or countries, for any reason, the license granted by ACY to the Approved Sublicensee under this Section 3.4(a) shall likewise be automatically terminated to the same extent.

    (b)
    In the event of an Approved Sublicensee Non-Defaulting Standby Termination Event, the licenses to be granted by ACY to the Approved Sublicensee pursuant to Section 3.4(a) above shall be subject to the Approved Sublicensee curing all outstanding breaches of the ACY/Neurocrine Standby License the License Agreement and the Sublicense Agreement that remain uncured and capable of cure by the Approved Sublicensee at the time the ACY/Neurocrine Standby License was terminated within ten (10) business days of the effective date of such termination and notice from ACY and delineation of the uncured breaches. If the Approved Sublicensee fails to cure such breach within such time period, the license to be granted by ACY to the Approved Sublicensee under Section 3.4(a) above shall automatically be terminated at the end of such ten (10) business day period. Except as set forth above in this Section 3.4(b), the licenses granted by ACY to the Approved Sublicensee under Section 3.4(a) above shall be on the terms and conditions set forth in the ACY/Neurocrine Standby License (which shall not include any payments made or obligations met by Neurocrine or DOV prior to such direct license) and the Approved Sublicensee shall have all of the rights and obligations previously held by Neurocrine thereunder. Following the Second Effective Time and for so long as the Second ACY Standby License remains in effect, the Approved Sublicensee shall pay directly to ACY all payments and other consideration due under the Second ACY Standby License. Neurocrine hereby acknowledges and agrees that all amounts paid by the Approved Sublicensee pursuant to the Second ACY Standby License as well as the amounts referenced in the first sentence of this Section 3.4(b) shall be creditable in full against any sums due under the Additional Sublicense Agreement to which the Approved Sublicensee is a party.

  3.5
  Assumed Obligations. Notwithstanding any provision to the contrary in this Article 3, in no event shall ACY, in granting any of the rights to Neurocrine under Section 3.2 hereof or ACY or DOV to an Approved Sublicensee under Section 3.3 or 3.4 hereof, have any obligations (other than the grant of such licenses) over and above those obligations ACY has under the License Agreement or DOV has under the Sublicense Agreement, in each case as amended by this Agreement.

  3.6
  Notices. In the event either ACY or DOV provides to the other a notice of breach or of termination under the License Agreement, such Party shall provide a copy of such notice to Neurocrine and to each Approved Sublicensee with whom Neurocrine has entered into an Additional License Agreement in accordance with the notice provisions of this Agreement and any Direct License Agreement that may be entered into hereafter. In the event either DOV or Neurocrine provides to the other a notice of breach or of termination under the Sublicense Agreement, such Party shall provide a copy of such notice to ACY and to each Approved Sublicensee with whom Neurocrine has entered into an Additional License Agreement in accordance with the notice provisions of this Agreement and any Direct License Agreement that may be entered into hereafter. In the event either Neurocrine or any Approved Sublicensee provides to the other a notice of breach or of termination under any Additional Sublicense Agreement, Neurocrine shall provide and, where the Approved Sublicensee is the party issuing the notice, shall cause the Approved Sublicensee to provide a copy of such notice to each of ACY and DOV in accordance with the notice provisions of any Direct License Agreement that may be entered into hereafter.

4.    MISCELLANEOUS.

  4.1
  Safety Agreement. Upon request of ACY or DOV, each of the Parties shall negotiate and enter into a Safety Agreement to address the obligations of each of the Parties regarding the reporting of adverse events associated with the use of the Licensed Product. Neurocrine shall likewise obligate each of its Approved Sublicensees to enter into such an agreement. The terms and conditions of any such safety agreement shall supercede any adverse event reporting obligations set forth in the License Agreement, the Sublicense Agreement or any Additional Sublicense Agreement.

  4.2
  Notices. Any notices required hereunder shall be sent by registered or certified mail or by an equivalent service capable of verification at the address stated below or such other address as to which the parties may provide in the future.

Wyeth Pharmaceuticals

If to ACY:
555 E. Lancaster Ave. St. Davids, Pennsylvania 19087 Attn: Senior Vice President, Global Business Development
With a copy to:
Wyeth 5 Giralda Farms Madison, New Jersey 07940 Attn: General Counsel
If to Neurocrine:	Neurocrine Biosciences, Inc. 10555 Science Center Drive San Diego, California 92121 Attn: CEO With copy: General Counsel
If to DOV:	DOV Pharmaceutical, Inc. 433 Hackensack Avenue Hackensack, New Jersey 07601 Attn: CEO With copy: General Counsel
  4.3
  Counterparts. This Agreement may be executed in any number of counterparts each of which shall be original and all originals of which shall be deemed a single instrument.

  4.4
  Entire Agreement. This Agreement, together with the License Agreement and the Sublicense Agreement, each as amended hereby, represents the full understanding between the Parties with respect to the subject matter hereof and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, among the Parties respecting the subject matter hereof and thereof. Neurocrine shall not become a party to the License Agreement, nor ACY to the Sublicense Agreement, by reason of the amendment thereto made hereby, and neither Neurocrine nor ACY shall have any right as a result of this Agreement to enforce any provision of the License Agreement or Sublicense Agreement.

  4.5
  No Assignment. This Agreement may not be assigned without the prior written consent of each Party hereto except in connection with the successors of the entire business and assets of the respective Party hereto.

  4.6
  Independent Contractors. This Agreement shall not constitute any Party as the joint venturer, legal representative or agent of any other Party hereto and no Party hereto shall have the right or authority to assume or create any obligation on the part of any other Party hereto.

  4.7
  Covenant. This Agreement shall inure to the benefit of any Approved Sublicensees. Each of the parties undertakes to execute and deliver a Joinder Agreement in substantially the form annexed hereto as Exhibit A promptly (and in no event later than ten (10) business days) after notification by Neurocrine of the identity of the specific Approved Sublicensee, whereupon the Approved Sublicensee shall be deemed to be a party to this Agreement as of the Effective Date to the extent set forth in the Joinder Agreement in the form of Exhibit A hereto. In addition, each of the parties will take any actions including the execution of such additional documents and instruments as may be reasonably necessary to enable an Approved Sublicensee to enforce its rights hereunder.

  4.8
  '621 Patent. Without limiting or expanding the definition of ACY Patents in the License Agreement or Patent Rights in the Sublicense Agreement, the parties each acknowledge that patent US 6,399,621 (the "621 Patent) is an ACY Patent under the License Agreement and a Patent Right under the Sublicense Agreement.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

AMERICAN CYANAMID COMPANY

By:
Title:

NEUROCRINE BIOSCIENCES, INC.

By:
Title:

DOV PHARMACEUTICAL, INC.

/s/  ROBERT HORTON

By:        Robert Horton
Title:  Vice President

EXHIBIT A

[Letterhead of Neurocrine Biosciences, Inc.]

JOINDER AGREEMENT

            , 2002

American Cyanamid Company

5 Giralda Farms

Madison, New Jersey 07940

DOV Pharmaceutical, Inc.

433 Hackensack Ave.

Hackensack, New Jersey 07601

  Re:
  Consent and Agreement, dated December 13, 2002, Among American Cyanamid Company, Neurocrine Biosciences, Inc. and DOV Pharmaceutical, Inc. (the "Agreement")

Ladies and Gentlemen:

        All terms defined in the Agreement shall when used herein have their defined meanings.

        Pursuant to Section 3.1 of the Agreement, Neurocrine acknowledges that it has entered into an Additional Sublicense Agreement with [Name of Approved Sublicensee] as an Approved Sublicensee.

        By this Joinder Agreement, Neurocrine agrees, and each signatory below also agrees, that [Name of Approved Sublicensee] shall be deemed to be a party to the Agreement effective as of the Effective Date to the extent and solely to the extent that it and shall have all rights and obligations as an Approved Sublicensee under sections 1.1, 2.1, 3.1, 3.3, 3.4, 3.5, 3.6, and 4.1-4.7 of the Agreement.

Sincerely yours,
NEUROCRINE BIOSCIENCES, INC.

By

  AGREED TO:

[NAME OF APPROVED SUBLICENSEE]

By:

AMERICAN CYANAMID COMPANY

By:

DOV PHARMACEUTICAL, INC.

By:    /s/ Robert Horton

2

QuickLinks

CONSENT AND AGREEMENT
JOINDER AGREEMENT